Exhibit 99.2

ACADIA PHARMACEUTICALS PRICES

PUBLIC OFFERING OF COMMON STOCK

SAN DIEGO, CA August 9, 2016 – ACADIA Pharmaceuticals Inc. (NASDAQ: ACAD), a biopharmaceutical company focused on the development and commercialization of innovative medicines to address unmet medical needs in central nervous system disorders, today announced the pricing of an underwritten public offering of 6,060,606 shares of its common stock, offered at a price to the public of $33.00 per share. The gross proceeds from this offering to ACADIA are expected to be approximately $200.0 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by ACADIA. ACADIA has granted the underwriters a 30-day option to purchase up to an aggregate of 909,090 additional shares of common stock. The offering is expected to close on August 15, 2016, subject to customary closing conditions.

J.P. Morgan Securities LLC, Goldman, Sachs & Co. and BofA Merrill Lynch are acting as the joint book-running managers for the offering. Cowen and Company, LLC, Piper Jaffray & Co. and Needham & Company, LLC are acting as co-managers for the offering.

The shares of common stock described above are being offered by ACADIA pursuant to a shelf registration statement filed by ACADIA with the Securities and Exchange Commission (SEC) that became automatically effective on March 3, 2014. A preliminary prospectus supplement related to the offering was filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus related to this offering, when available, may be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204, or by email to: prospectus-eq_fi@jpmchase.com, or from Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, NY 10282, or by telephone at (866) 471-2526, or by email to: prospectus-ny@ny.email.gs.com, or from BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, or by email to: dg.prospectus_requests@baml.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About ACADIA Pharmaceuticals

ACADIA is a biopharmaceutical company focused on the development and commercialization of innovative medicines to address unmet medical needs in central nervous system disorders.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature, including statements related to the expected proceeds and timing of the offering of common stock by ACADIA, are forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including market risks and uncertainties and the satisfaction of customary closing conditions for an offering of securities. For a discussion of these and other factors, please refer to ACADIA’s annual report on Form 10-K for the year ended December 31, 2015 as well as ACADIA’s subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

Contact:

ACADIA Pharmaceuticals Inc.

Lisa Barthelemy, Senior Director, Investor Relations

(858) 558-2871